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               Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-14009) of Campbell Soup Company of our report dated October 15, 1993 appearing on page 2 of this Form 11-K.


PRICE WATERHOUSE
Thirty South Seventeenth Street
Philadelphia, PA 19103
January 10, 1994

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